SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report:
July 8, 1997

Exact name of registrant as specified in its charter:
ALLSTAR INNS INC.

State of Incorporation:
Delaware

Commission File No:
0-22930

IRS Employer Identification No:
77-0323962

Address of principal executive offices:
200 E. Carrillo Street, #300
Santa Barbara, California 93101

Registrant's telephone number:
(805) 730-3383


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INFORMATION TO BE INCLUDED IN REPORT

ITEM 5.  OTHER EVENTS

The Registrant issued the following press release on June 9, 1997:

FOR IMMEDIATE RELEASE:

Contact:  Daniel R. Shaughnessy, Chairman & C.E.O./(805)730-3383

ALLSTAR INNS INC. ANNOUNCES
APPOINTMENT OF TWO NEW DIRECTORS

     SANTA BARBARA, CALIFORNIA.  June 9, 1997.  Daniel R.
Shaughnessy, Chairman and Chief Executive Officer of Allstar Inns
Inc. (the "Company") announced today the appointment of two new
Directors of the Company:

     Joseph Martin, Jr., Esq., who served as a Director of the Company and the Company's predecessors since 1983, resigning in 1993, has rejoined the Company as a Director.

     Edward J. Gallagher, Vice Chairman and Principal Accounting
Officer of the Company since April 1994, has also been appointed a Director of the Company. From May 1983 thru July 1992 he was
President and Chief Operating Officer of the Company's predecessors.

     Mr. Shaughnessy also announced the resignation of Christopher W. Brody from the Board of Directors of the Company effective May 23, 1997.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSTAR INNS INC.

By:  Edward J. Gallagher
     Edward J. Gallagher
     Vice Chairman - Principal
     Accounting Officer

Dated:  July 8, 1997